EXHIBIT 5.1 LEGAL OPINION AND CONSENT TO ITS INCLUSION IN
            REGISTRATION STATEMENT




May 28, 1999

Board of Directors of Spectrum Pharmaceutical Corporation

Re: Form S-8 Registration Statement relating to the registration of 18,000,000 shares of the common stock pursuant to Compensation Agreement dated May 3, 1999.

Gentlemen:

I am acting as counsel for Spectrum Pharmaceutical Corporation, a Florida corporation (herein the "Company"), in connection with the filing under the Securities Act of 1933,as amended, of a Registration Statement for the Company on Form S-8 with the Securities and Exchange Commission ("SEC") (herein the "Registration Statement"), covering the issuance of 18,000,000 shares (herein the "Shares") of the Company's Common Stock, par value $.001 per share (herein the "Common Stock") which will be issued pursuant to Compensation Agreement for Sole Officer and Director dated May 3, 1999 between the Company and Howard I. Wertheim whereby Mr. Wertheim will receive 18,000,000 Shares.

In that connection, I have examined the Form S-8 Registration Statement to be filed with the SEC. I have also examined and am familiar with the originals or authenticated copies of said compensation agreement, all corporate documents, records and instruments that I have deemed necessary to enable me to render the opinion expressed herein.

I have assumed that all signatures on documents reviewed are genuine, that all such documents submitted as originals are accurate and complete, that all documents submitted as copies are true and correct copies of the originals, that all information submitted and reviewed was accurate and complete, and that all persons executing and delivering such documents were competent to do so. In addition, I have assumed that the Shares will not be issued for consideration which is less than the par value thereof and that the consideration, in the form of services, has been fully rendered in the past and thus constitutes valid and lawful consideration for the Shares.

 Based on the foregoing and having due regard for the legal considerations relevant in the circumstances, I am of the opinion that the Shares, when issued as described in the Registration Statement, will be validly issued and will be fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and its use as a part thereof.


/s/ Richard Braucher
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    Richard Braucher
    Counsel for Spectrum Pharmaceutical Corporation